SCHEDULE 14A INFORMATION
              PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                            EXCHANGE ACT OF 1934 (Amendment No.)




     Filed by the Registrant /X/
     Filed by a party other than the Registrant /  /

     Check the appropriate box:
/ / Preliminary proxy statement
/ / Confidential, for use of the Commission only
    (as permitted by Rule 14a-6(e)(2))
/ / Definitive proxy statement
/X/ Definitive additional materials
/ / Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                             NEXTEL COMMUNICATIONS, INC.
                    (Name of Registrant as Specified in Its Charter)

          ______________________________________________________________
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         (1)Title of each class of securities to which transaction applies:
         (2)Aggregate number of securities to which transactions applies:
         (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid:
/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:



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To:      Participant's in the Nextel Employee Stock Purchase Plan
From:    Deborah Keller, Vice President Human Resources
Date:    April 20, 1998
Re:      Employee Stock Purchase Plan


THIS MESSAGE IS FOR PARTICIPANTS IN THE
NEXTEL EMPLOYEE STOCK PURCHASE PLAN

Nextel has recently commenced the mailing of its proxy materials in preparation for its annual meeting. Participants in the Employee Stock Purchase Plan, as beneficial holders, will be sent copies of these materials by the Plan administrator, Merrill Lynch. It is anticipated that beneficial owners will receive these materials over the next two weeks.

The matters to be acted on during the meeting are as follows:

(i) Election of Directors;

(ii)Approve an increase in the number of shares of the Company's common stock to be made available to the Company's Amended and Restated Incentive Equity Plan for future issue or transfer;

(iii) Ratify the appointment of the Company's auditors, Deloitte & Touche for 1998.

A proxy card will be enclosed with these materials. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE PROXY CARD AND RETURN IT PROMPTLY. YOUR PROXY MAY BE
REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING BY
FOLLOWING THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

If you do not return your proxy card the shares held by you will be counted as an abstention and will have the effect of a vote against the proposal to amend the Incentive Equity Plan and the proposal to ratify the appointment of the Company's auditors.

The Board of Directors encourages you to cast a vote "FOR" each of the three proposals to be voted on by stockholders at the Annual Meeting.